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                                                                   EXHIBIT 10.10


                               PARALLEL ENVIRODYNE

                            NONQUALIFIED THRIFT PLAN



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                                    CONTENTS

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                           INTRODUCTION                                 ii

ARTICLE          I         DEFINITIONS                                   1

ARTICLE         II         PARTICIPATION

              2.01         Eligibility to Participate                    4

ARTICLE        III         SUPPLEMENTAL RETIREMENT BENEFIT

              3.01         Company Contributions                         5
              3.02         Employee Contributions                        5
              3.03         Adjustment to Account                         6
              3.04         Vesting                                       6
              3.05         Payment of Benefits                           7
              3.06         Death Benefit                                 7

ARTICLE         IV         ADMINISTRATION

              4.01         Committee and Powers                          8

ARTICLE          V         MISCELLANEOUS

              5.01         Amendment and Termination                     9
              5.02         No Alienation of Benefits                     9
              5.03         No Contract of Employment                     9
              5.04         Expenses                                      9
              5.05         Funding                                      10
              5.06         Governing Law                                10
              5.07         Severability                                 10
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                        PARALLEL ENVIRODYNE NONQUALIFIED
                                   THRIFT PLAN

                                  INTRODUCTION

WHEREAS, Envirodyne Industries, Inc., a Delaware corporation (the "Company"), maintains the Envirodyne Employee Thrift Plan; and

WHEREAS, Internal Revenue Code Sections 415 and 401(a)(17) place limits on the contributions which can be made on behalf of a participant under a qualified defined contribution plan; and

WHEREAS, Internal Revenue Code Sections 401(a)(4) and 401(m) impose nondiscrimination requirements on employee contributions and employer matching contributions made on behalf of a participant under a qualified defined contribution plan; and

WHEREAS, the Company desires to provide certain executives with contributions comparable to the contributions they would have received if such limitations and nondiscrimination requirements were not imposed by the Internal Revenue Code of 1986; and

WHEREAS, the Company desires to provide certain executives with the opportunity to elect to defer a portion of their compensation.

NOW, THEREFORE, the Company hereby adopts the Parallel Envirodyne Nonqualified Thrift Plan, effective January 1, 1987, to read as follows:



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                                    ARTICLE I

                                   DEFINITIONS

Whenever used herein with the initial letter capitalized, words and phrases shall have the meaning stated below unless a different meaning is plainly required by the context. For purposes of construction of this Plan, the masculine term shall include the feminine and the singular shall include the plural in all cases in which they could thus be applied.

BENEFICIARY means the person or persons or other entity designated by a Participant to receive any benefit under the Plan which may be due upon the Participant's death.

BOARD OF DIRECTORS means the Board of Directors of Envirodyne Industries, Inc.

CHANGE IN CONTROL means an event which shall be deemed to have occurred in the event that:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than:

                (1)   The Company or any of its subsidiaries:

                (2) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries;

                (3) An underwriter temporarily holding securities pursuant to an offering of such securities; or

                (4) A corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company,

                is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;



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         (b)    During any period of two (2) consecutive years (not including any period prior to January 1, 1991), individuals who, at the beginning of such period, constitute the Board and any new director other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

         (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, continuing to represent at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

         (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

The provisions of this definition may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants and beneficiaries, both immediately prior to the Change in Control and at the date of such amendment.

CODE means the Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE means the committee which administers the Plan pursuant to Article IV.

COMPANY means Envirodyne Industries, Inc., a Delaware corporation.

COMPENSATION means the total amount of cash compensation paid to or accrued for a Participant for services performed for the Company.



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EMPLOYEE CONTRIBUTION ACCOUNT means the account established on behalf of each
Participant pursuant to Section 3.02.

ENROLLMENT DATE means January 1.

PARTICIPANT means a person who has satisfied the requirements of Section 2.01.

PARTICIPATION AGREEMENT means an agreement executed by a Participant and the Company authorizing the Company to defer a portion of the Participant's Compensation through regular payroll deductions.

PLAN means the Parallel Envirodyne Nonqualified Thrift Plan as it may be amended from time to time.

PLAN YEAR means the twelve (12) month period which begins on January 1 and ends on December 31.

SUPPLEMENTAL BENEFIT ACCOUNT means the account established on behalf of each Participant pursuant to Section 3.01.

THRIFT PLAN means, for years prior to January 1, 1990, the Envirodyne Employee Thrift Plan. Effective January 1, 1990, Thrift Plan means the Envirodyne Retirement Savings Plan.



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                                   ARTICLE II

                                  PARTICIPATION


2.01     ELIGIBILITY TO PARTICIPATE

         An employee of the Company will be eligible to participate in this Plan on the date designated by the Board of Directors. The Company shall designate whether such employee is eligible to be credited with Company contributions pursuant to Section 3.01, to make employee contributions pursuant to Section 3.02, or both.



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                                   ARTICLE III

                         SUPPLEMENTAL RETIREMENT BENEFIT


3.01     COMPANY CONTRIBUTIONS

         The Company shall maintain a Supplemental Benefit Account on its books on behalf of each Participant. Each Plan Year, the Company shall credit each Participant's Supplemental Benefit Account for an amount equal to the sum of the amounts determined in (a) and (b) below:

         (a) A Participant who participates in the Thrift Plan shall be credited with a contribution equal to (1) reduced by (2) as follows:

                (1) The amount the Company would have contributed as a matching contribution to the Thrift Plan on the Participant's behalf if the limitation of Code Section 415 did not apply and compensation in excess of $200,000 (as adjusted under Code Section 415(d)) had been included in the definition of compensation under the Thrift Plan; minus

                (2) The amount the Company actually contributed as a matching contribution on the Participant's behalf under the Thrift Plan.

         (b) A Participant who participates in the Thrift Plan shall be credited with a contribution equal to (1) reduced by (2) as follows:

                (1) The amount the Company would have contributed as a matching contribution to the Thrift Plan on the Participant's behalf based on the Participant's completed years of participation (as defined in the Thrift Plan) without regard to any special limitations for highly compensated employees and if the nondiscrimination requirements of Code Sections 401(a)(4) and 401(m) did not apply; minus

                (2) The amount the Company actually contributed as a matching contribution on the Participant's behalf under the Thrift Plan.

3.02     EMPLOYEE CONTRIBUTIONS

         (a) Each Participant may elect to defer Compensation under the plan by authorizing, on a Participation Agreement, regular payroll deductions equal to between one percent (1%) and fifteen percent (15%) of his Compensation in integral percentages.



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         (b)    A Participant may change the rate of his deferral once each Plan
                Year effective as of the first day of the next payroll period by filing a new Participation Agreement with the Company.

         (c) A Participant may discontinue or temporarily suspend his deferral of Compensation effective as of the first day of the next payroll period by giving written notice thereof to the Company. In the event of a discontinuance of deferrals, a Participant shall be permitted to make additional deferrals, effective as of the next Enrollment Date, by filing a new Participation Agreement with the Company at least thirty (30) days prior to such Enrollment Date.

         (d) The Company shall maintain an Employee Contribution Account on its books on behalf of each Participant electing to defer Compensation pursuant to this Section 3.02. During each Plan Year, the Company shall credit each Participant's Employee Contribution Account with an amount equal to the amount deferred pursuant to Section 302(a).

3.03     ADJUSTMENT TO ACCOUNT

         (a) A Participant's Supplemental Benefit Account shall be adjusted to reflect the earnings, gains, and losses that would have been credited or debited to the amounts described in Section 3.01 had they been contributed to the fixed income fund in the Thrift Plan.

         (b) As of the last day of each calendar quarter, each Participant's Employee Contribution Account shall be credited with interest based on the prime interest rate as published in The Wall Street Journal on the first business day of such calendar quarter.

3.04     VESTING

         (a) Amounts credited pursuant to Section 3.01, as adjusted pursuant to Section 3.03, shall become nonforfeitable when and to the extent they would have become nonforfeitable had they been contributed to the Thrift Plan. The preceding sentence notwithstanding, upon a Change in Control, the amounts credited pursuant to Section 3.01 shall become nonforfeitable.

         (b) Amounts credited pursuant to Section 3.02, as adjusted pursuant to Section 3.03, shall be nonforfeitable at all times.



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3.05     PAYMENT OF BENEFITS

         As soon as practicable after termination of employment, retirement, or total and permanent disability, the Company shall pay the Participant the vested portion of his Supplemental Benefit Account and Employee Contribution Account in the form of a lump sum payment.

3.06     DEATH BENEFIT

         Upon the death of a Participant, amounts credited to the Participant's Supplemental Benefit Account shall become nonforfeitable, and any unpaid amounts in his Supplemental Benefit Account and Employee Contribution Account shall be paid to the Participant's Beneficiary as soon as practicable after the Participant's death.



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                                   ARTICLE IV

                                 ADMINISTRATION


4.01     COMMITTEE AND POWERS

         The Company shall appoint a Committee, consisting of not less than three (3) persons, to administer the Plan. The Committee shall have, and shall exercise and perform, all of the powers, rights, authorities, and duties necessary to administer the Plan, including the authority and discretion to construe and interpret this Plan, decide all questions of eligibility for and the amount, manner, and time of payment of any benefit payable hereunder, and duties relating to claims and claim appeals, as set forth in the Thrift Plan, with the same effect as it set forth in full herein with respect to this Plan. Any determination or decision of the Committee shall be conclusive and binding on all persons at any time having or claiming to have any interest whatsoever under this Plan.



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                                    ARTICLE V

                                  MISCELLANEOUS

5.01     AMENDMENT AND TERMINATION

         The Company reserves to itself the right at any time and from time to time, by resolution of its Board of Directors, to amend or terminate this Plan. Notwithstanding the foregoing, no amendment or termination of this Plan shall have the effect of reducing or canceling the Company's obligation to pay:

         (a) Any benefit which a Participant or Beneficiary is receiving or is entitled to receive on the day immediately preceding the later of the date of adoption of the amendment or termination or its effective date; or

         (b) A benefit to, or with respect to, any employee of the Company who is a Participant on the day immediately preceding the later of the date of adoption of the amendment or termination or its effective date, to which such Participant or Beneficiary would be entitled to receive under the Plan upon retirement or other termination of employment, or death, respectively, determined as if such amendment or termination of the Plan had not been adopted.

5.02     NO ALIENATION OF BENEFITS

         No payee may assign, anticipate, or otherwise encumber any payment due him under this Plan. Any payment due to a payee under this Plan shall be exempt from the claims of his creditors.

5.03     NO CONTRACT OF EMPLOYMENT

         Nothing herein contained shall be construed to constitute a contract of employment between the Company and any Participant.

5.04     EXPENSES

         The expenses of administering the Plan shall be paid by the Company.




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5.05     FUNDING

         All benefits paid under this Plan shall be paid from the general assets of the Company. The Plan shall at all times remain unfunded, and all amounts credited hereunder shall at all times remain subject to the claims of the Company's creditors.

5.06     GOVERNING LAW

         To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to the Plan.

5.07     SEVERABILITY

         If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.


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